EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of BRC S.à.R.L., Stichting Anheuser-Busch InBev, Eugénie Patri Sébastien S.A., Rayvax Société d’Investissements S.A., Sébastien Holding NV/SA, Fonds InBev-Baillet Latour SPRL, Fonds Voorzitter Verhelst BVBA, Jorge Paulo Lemann, Carlos Alberto da Veiga Sicupira and Marcel Herrmann Telles (each, a “Reporting Person”) agrees that the statement on Schedule 13G to which this Exhibit 99.1 is attached (the “Schedule 13G”), and all future amendments thereto, is filed on behalf of each of them in the capacities set forth below.

Each Reporting Person is responsible for the completeness and accuracy of the information concerning such Reporting Person contained in the Schedule 13G and all future amendments thereto.  Each Reporting Person is not responsible for the completeness or accuracy of the information concerning the other Reporting Person to the extent such Reporting Person had no reason to believe that such information is inaccurate.  This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Date: February 14, 2014

BRC S.À.R.L. by /s/ Marcel Herrmann Telles Name: Marcel Herrmann Telles Title: Class A Director
by /s/ Roberto Moses Thompson Motta Name: Roberto Moses Thompson Motta Title: Class B Director

STICHTING ANHEUSER-BUSCH INBEV by /s/ Paul Cornet de Ways Ruart Name: Paul Cornet de Ways Ruart Title: Class A Director
by /s/ Roberto Moses Thompson Motta Name: Roberto Moses Thompson Motta Title: Class B Director

EUGÉNIE PATRI SÉBASTIEN S.A. by /s/ Paul Cornet de Ways Ruart Name: Paul Cornet de Ways Ruart Title: Director
by /s/ Alexandre Van Damme Name: Alexandre Van Damme Title: Director
by /s/ Grégoire de Spoelberch Name: Grégoire de Spoelberch Title: Director

RAYVAX SOCIÉTÉ D’INVESTISSEMENTS S.A. by /s/ Paul Cornet de Ways Ruart Name: Paul Cornet de Ways Ruart Title: Director
by /s/ Bernard Boon Falleur Name: Bernard Boon Falleur Title: Director

SÉBASTIEN HOLDING NV/SA by /s/ Paul Cornet de Ways Ruart Name: Paul Cornet de Ways Ruart Title: Director
by /s/ Bernard Boon Falleur Name: Bernard Boon Falleur Title: Director

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FONDS INBEV-BAILLET LATOUR SPRL by /s/ Alain De Waele Name: Alain De Waele Title: Director

FONDS VOORZITTER VERHELST BVBA by /s/ Karin Van Roy Name: Karin Van Roy Title: Director
by /s/ Luc Hermans Name: Luc Hermans Title: Director

JORGE PAULO LEMANN /s/ Jorge Paulo Lemann Name: Jorge Paulo Lemann

CARLOS ALBERTO DA VEIGA SICUPIRA /s/ Carlos Alberto Da Veiga Sicupira Name: Carlos Alberto Da Veiga Sicupira

MARCEL HERRMANN TELLES /s/ Marcel Herrmann Telles Name: Marcel Herrmann Telles

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